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                                                                    EXHIBIT 10.7


                       CONTRACT FOR MOTOR TRANSPORTATION


This Agreement, made as of October 1, 1997, by and between Allied Automotive Group, Inc, ("AAG") as Managing General Partner of Allied Systems, Ltd. ("ALLIED") and as agent for allied as well as Agent FOR F.J. Boutell, Inc. and Allied Freight Brokers, Inc. (hereinafter sometimes referred to as "Boutell" and "Brokers"; Allied, Boutell, and Brokers each hereinafter referred to as "Carrier"), all having their principal location at 160 Clairmont Avenue, Suite 600, Decatur, Georgia 30030 and General Motors Corporation, a Delaware corporation, with a principal location at 3044 West Grand Boulevard, Detroit, Michigan 48202 (hereinafter referred to as "GM").

                                  WITNESSETH:

GM is a corporation engaged in the business of manufacturing and assembling motor vehicles at numerous points throughout North America and is desirous of using the motor transportation services of Carrier for the transportation of said property from and to points within the scope of Carrier's appropriately authorized operations.

In this context, GM has a need for Carrier's service to effect the efficient and prompt delivery of said property to, from or between its various dealers, distributors, agents, warehouses, and other origins and destinations that GM may designate, such service being an essential factor in the operation of GM's business.

Carrier is ready, willing and able to provide the transportation service for GM, has complied with all applicable laws and regulations, and is fully qualified as of the date of execution hereof to engage in the service as herein contemplated from, to, and between points identified herein.

Now, therefore, for good and valuable consideration and upon the covenants and promises that follow, the parties do agree:

1. TRANSPORTATION SERVICE. Carrier will, when requested by GM, furnish to GM a complete delivery and Transportation Service (hereinafter "Transportation Service"), which service, without limiting the generality thereof, will include transporting motor vehicles and related components from, to and between points identified in one or more Appendix hereto. GM will employ Carrier to perform such services on an as required nonexclusive basis during the period of this Agreement in accord with its terms. Notwithstanding the above and foregoing, or any provision of this Agreement, the parties agree that the agreement set forth and memorialized in the May 22, 1997 letter attached hereto as Exhibit 1 and made a part hereof, shall coincide with the duration of this agreement and shall be binding upon the parties hereto.

2. VEHICLES. DRIVERS, ETC. As part of said Transportation Service, Carrier shall provide all facilities (with the exception of GM Assembly Center locations), properly licensed drivers and other personnel and equipment necessary to perform the required Transportation Services in a safe and efficient manner. Carrier shall also provide, operate and maintain in good working condition the motor vehicles, trailers and related equipment necessary for the performance of this service.


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3.       CONTROL OF TRANSPORTATION SERVICE. Carrier shall have sole and exclusive control over the manner in which Carrier and its employees perform the Transportation Service provided for hereunder, and carrier shall engage and employ such individuals as it may deem necessary in connection therewith. Such individuals shall be considered employees of Carrier only and shall be subject to employment, discharge, discipline and control solely and exclusively by Carrier. While on GM property, such Carrier employees will be directed to follow applicable GM rules communicated to Carrier or its employees by GM, including by appropriate GM plant security and dock personnel. GM reserves the right to instruct Carrier to remove any employee from GM related Transportation Service.

4. QUALITY SERVICE REQUIREMENTS. GM requires quality transportation services. Carrier will provide such services in accord with the best standards of the transportation industry and in compliance with applicable GM procedures. Such services include the following:
(a) Establish and maintain a Quality Improvement team focused on damage elimination, service, and cost reduction items. They shall communicate and participate with GM Quality Improvement Teams.
(b)      Complete self audits as required by GM NAO Vehicle Logistics.
(c) Maintain a Damage Frequency Rate of [* material omitted] or less. If this target is not met, Carrier will pay a [* material omitted] of the total annual invoiced amount for each location not in compliance. Damage Frequency will be monitored by location of operation and reported monthly to GM NAO Vehicle Logistics. The Damage Frequency will be based on paid claims. The assessment will be completed annually in August. Any payment due will be made within 30 days after this assessment.
(d) ISO 9001/2 Full Certification by July 31, 1998. The ISO 9000 standards can be obtained from ANSI at (212)642-4900. Quality system assessment documents can be obtained from the AIAG at (248)358-3003. Failure to achieve certification to ISO 9001 and ISO 9002 may result in disqualification as a GM carrier. In addition to ISO 9001/2, the following GM quality procedures must be adhered to. It is GM's expectations that Carrier is knowledgeable of our quality procedures and have the appropriate systems, processes and documentation in place to ensure compliance.
         1. APQP - Advance Product Quality Planning
         2. GP-5T Problem Reporting and Resolutions
         3. GP-8T Continuous Improvement Procedures
         4. GP-9T Run at Rate
(e)      Control Plans will be submitted for all locations.
(f) Driver certification and training programs are to be established. A periodical rectification program for continuous improvement of driver skills will be established.
(g) All trucks and trailers will be equipped with a "Decks Up" warning system to alert the operator.
(h) Vehicles must be shipped in accordance with the latest revision of the GM Vehicle Shipping Manual.
(i) A second tier supplier used for trip leasing must be pre-approved by GM NAO Vehicle Logistics Vehicle Quality Assurance.
(j) Carrier will provide a loading inspector to cover all hours of loading operations.
(k) A third party inspection will be required at all operations. The third party will be selected by GM. The cost of this third party will be shared by each Carrier at the same location.
(1) Security shall be provided by Pinkerton at all Assembly Centers and paid for by the Carrier. Such security is required for plant yard areas falling under Carrier responsibility.
(m) All facility layout changes must be pre-approved by GM NAO Vehicle Logistics Quality Assurance Manager.

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* Deleted per the Company's request for confidential testament and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Exchange Act of 1934.


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

5. OPERATIONAL REQUIREMENTS. Carrier will provide operational services in accord with the best standards of the transportation industry and in compliance with the latest GM guidelines. Such operational requirements include the following:

(a)      [ * material omitted]
(b) Operations must be appropriately fleet sized for both equipment and drivers based on an annual forecast and capacity review between the Carrier and the GM NAO Vehicle Logistics Operations Manager.

6. PROPERTY DAMAGE AND LOSS. Carrier will have exclusive care, custody and control of all goods hereunder including motor vehicles and related components from the time delivered to it until delivery to a consignee named by GM. Carrier assumes full responsibility for any and all loss or damage to said property while in its care, custody or control unless such loss or damage is caused by a force majeure event as that term is defined in Section 23. The value of said property will be based on the normal GM invoice price thereof plus freight charges, with the exception of certain major vehicle damage claims described below.

(a)      Major vehicle damage claim settlements will be handled as follows:
         1. Vehicles which sustain damage while in the hands of the Carrier, to the extent that such damage affects the merchantability, safety, durability or reliability of the vehicle, will be handled as major transportation damage claims. GM will have the sole responsibility for determining vehicle repairability.
         2. As the vehicle manufacturer, GM alone will determine whether repair of a damaged vehicle is capable of fully restoring that vehicle to a marketable condition, complying with all applicable government motor vehicle standards.
         3. If it is determined by GM that a vehicle will not be repaired, it will immediately be returned by the Carrier as directed to the possession of GM.
         4. When it is determined that a vehicle will not be repaired, a claim will be processed utilizing the vehicle's dealer net price, minus 35% as the salvage value, plus DFC (Destination Freight Charge).
         5. All major damage claims will be reviewed and either paid or rejected by the Carrier within thirty (30) days of transmittal to Carrier.

(b) Claims for loss or damage will be accepted by Carrier in writing or via electronic transmission for a period of nine (9) months following delivery by Carrier as follows:
         1.       Claims received at the GM Corporate Claim Center within nine
                  (9) months after delivery of lost or damaged motor vehicles or related components by Carrier will be deemed accepted by Carrier, provided any such claim is transmitted to Carrier within (12) months after delivery by Carrier.
         2. Claims filed against one Carrier on a joint line, or joint line cross-border movement, will be deemed a filing against all connecting Carriers within the time limits in (1) above.

(c) Carrier will render payment, or provide written reasons for nonpayment, of any claim within thirty (30) days of receipt of such claims.

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* Deleted per the Company's request for confidential testament and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Exchange Act of 1934.

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7.       STANDARD INSURANCE REQUIREMENTS. Carrier shall obtain and maintain pursuant to the terms of this agreement, at its sole expense, the following types of insurance coverage, with minimum limits as set forth below, unless increased types and amounts are required due to the equipment of service requirements in specific Appendices:

(a) Commercial General Liability covering liability arising from premises, operations, independent contractors, products-completed operations, personal and advertising injury, and liability assumed under an insured contract - $5,000,000 each occurrence.
(b) Commercial Automobile Liability covering all owned, hired, and non-owned vehicles - $5,000,000 each occurrence, including all statutory coverages for all states of operation.
(c) Workers Compensation - statutory limits ($20,000,000 specific excess if self-insured) for all states of operation.
(d) Employers Liability - $ 1,000,000 each employee for bodily injury by accident and $ 1,000,000 each employee for bodily injury by disease.
(e) Cargo Insurance, including loading and unloading, with a limit equal at least to the value of the property shipped and in any event not less than $250,000 per occurrence.
(f) Any insurance coverage required by any government body for the types of Transportation Services specified in the Appendices.
(g) Any deductible or self-insured retention in excess of $250,000 must be declared to and approved by GM.

Carrier shall provide GM with a certificate of insurance evidencing compliance with the insurance requirements set forth above. Certificate will provide that GM shall be named an additional insured for liability arising from the operations of the carrier on all liability policies (except Cargo Insurance, Workers' Compensation and Employers Liability) and state that the above required coverages shall apply as primary insurance with respect to any other insurance or self-insurance programs afforded to GM. In addition, the certificate shall provide that GM will receive thirty (30) days' prior written notice from the insurer of any termination or reduction in the amount or scope of coverage.

Such certificates shall be in a form acceptable to, and underwritten by, insurance company(ies) reasonably satisfactory to GM. The purchase of appropriate insurance coverage by Carrier or the furnishing of certificate(s) of insurance shall not release Carrier from its respective obligations or liabilities under this Agreement.

8. RATES AND CHARGES. Carrier will charge GM, and GM will pay Carrier, for the Transportation Services herein contemplated the simplified rates and charges set forth in one or more Appendices attached. Such Appendix may be revised from time to time by mutual written agreement of the parties. Annual rate reductions are detailed in site specific Appendices. GM will not reimburse the carrier for overtime due to weekend activity. Weekend operations are scheduled at GM Assembly Center's discretion.

9. ELECTRONIC FUNDS TRANSFER - (EFT) Carrier will execute a separate EFT agreement. Carrier agrees to hold GM harmless for uncollected funds not properly or timely transferred from bank or depository in accordance with EFT or Appendices.

10. PAYMENT - ELECTRONIC DATA INTERCHANGE - (EDI). After GM receives a valid and acceptable electronic service record, GM will transmit to the Carrier an EDI 820 Transaction Set (Advance Payment Notification). Upon receipt of an EDI 820, Carrier will transmit to GM an EDI 997 Transaction Set



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(Acknowledgment of the EDI 820) confirmation. GM shall transfer funds electronically (pay) to the bank designated by the Carrier in the applicable wire transfer agreement or appendices on the 10th and 25th of the following month from the date that service was performed. Balance Due payments will fall under the same rules as do line haul payments.

[* material omitted]

11. OVERCHARGES AND UNDERCHARGES. Carrier will file any overcharges or undercharge claims within 120 days from the time GM receives a valid and acceptable electronic delivery record. Failure to so file will waive any such claims by or on behalf of Carrier.

12. PAYMENT SUNSET. Carrier will within nine (9) months manually or electronically transmit a delivery record from date of delivery or date service was performed. Failure to so transmit a delivery record will waive any future claims for payment by or on behalf of Carrier.

13. FINANCIAL STATEMENT. Carrier will provide GM, (a) true copies of any financial statements which have been prepared and filed with any regulatory body and which are available for public inspection, and (b) as a GM contract carrier the individual monthly financial statements for all GM Locations to be provided in electronic format.

14. REVISIONS. This Agreement may be revised from time to time by execution of an amendment signed by both parties. This Agreement cancels and supersedes any and all prior agreements and discussions between parties prior to the date hereof dealing with any matter covered hereby and by an Appendix hereto.

15. NOTICES. All notices required to be given under the terms of this Agreement, or which either party hereto may desire to give to the other, shall be in writing, signed by or on behalf of the party giving such notice, and sent by certified mail, or via fax and first class mail, to the following addresses or to such other address as either party may furnish the other in writing:

If to GM:                 General Motors Corporation
                          3044 West Grand Boulevard
                          Detroit, MI 48202
                          Attn: Michael E. MacDonald
                          Director, Vehicle Logistics
                          Fax: (313) 974-4001

If to Carrier:            Allied Automotive Group
                          160 Clairmont Ave., Suite 600
                          Decatur, GA 30030
                          Attn: Joseph Collier
                          President
                          Fax: (404) 370-4216

16. TERMS OF AGREEMENT. This contract will continue in full force and effect for a period of three (3) years from the date of execution. Should the parties thereafter continue to operate under this Agreement,

----------
* Deleted per the Company's request for confidential testament and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Exchange Act of 1934.


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it will continue from month to month until terminated by either party upon not less than thirty (30) days' prior written notice to the other.

17. INDEMNIFICATION. Carrier agrees to indemnify, defend and hold GM (including its officers, directors, employees, subcontractors and agents) harmless from and against any and all liabilities, damages, fines, penalties, costs, claims, demands and expenses (including costs of defense, settlement, and reasonable attorney's fees) of whatever type or nature, including damage or destruction of any property, or injury (including death) to any person, arising out of (a) any act or omission by Carrier, its agents, employees or subcontractors except negligence of GM, (b) any claims or actions by Carrier's agents, employees or subcontractors, or (c) the failure of Carrier, its agents, employees or subcontractors to comply with this Agreement, the Appendices hereto, or any applicable federal, provincial, and/or local law, statute, regulation, rule, ordinance, or government directive which may directly or indirectly regulate or affect the obligations of Carrier hereunder.

18. NO IMPLIED WAIVER. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall in no way affect the right to require such performance at any time thereafter, nor shall the waiver of either party of a breach of any provision of this Agreement constitute a waiver of any succeeding breach of the same or any other provision.

19. NON-ASSIGNMENT. Carrier may not assign or delegate its obligations under this Agreement without GM's prior written consent.

20. RELATIONSHIP OF PARTIES. Carrier and GM are independent contracting parties and nothing in this Agreement shall make either party the agent or legal representative of the other for any purpose whatsoever, nor does this agreement grant either party any authority to assume or to create any obligation on behalf of or in the name of the other.

21. YEAR 2000 COMPLIANCE. Carrier, and any goods and services supplied by the Carrier, shall be Year 2000 compliant such that they shall function without error or fault in the processing (including calculating, managing, manipulating, comparing, and sequencing) of date and date related data, for the years 2000 and beyond. At GM NAO Vehicle Logistics' request, Carrier shall certify in writing its compliance with the foregoing.

22. COMPLIANCE WITH LAWS. Carrier agrees to comply with all applicable provisions of federal, provincial, state and/or local law or ordinance and all lawful orders, rules and regulations issued thereunder, and any provisions, representations or agreements, or contractual clauses required thereby to be included or incorporated by reference or by operation of law in this Agreement. Without limiting the foregoing, Carrier will, at its expense, comply with all statutes, rules and regulations (including obtaining all permits and licenses) applicable to the mode of transportation utilized by Carrier which are necessary for Carrier to provide Transportation Services for GM, and shall be responsible for complying with all applicable requirements of federal, provincial and/or local social security, unemployment compensation and tax withholding laws, and all applicable federal, provincial, state and/or local laws and regulations pertaining to (1) immigration, (2) occupational health and safety of its employees, (3) wages and hours of employment and (4) affirmative action, equal employment opportunity and employment practices, and in this connection, agrees that it will not discriminate in its employment practices due to age, sex, race, color, creed or national origin.



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23.      FORCE MAJEURE. Except as otherwise provided, the obligation of Carrier to furnish the Transportation Services provided for in this Agreement shall be temporarily suspended during any period(s) in which either of the parties is unable to comply with the requirements of this Agreement by reason of the acts of God or the public enemy, fire, flood, labor disorder, civil commotion, closing of the public's highway(s), government interference or regulations, or their contingencies similar or dissimilar to the foregoing beyond reasonable control of the affected party; provided that written notice of such delay (including the anticipated duration of the delay) shall be given to the other party within 10 days.

24.      [* material omitted]

GM retains the right to open to competitive bidding any traffic affected by CXD changes in the GM Vehicle Distribution Network. The Carrier shall be granted the last option to meet the bid submission considered to be Best in Class and retain the traffic.

25. SYSTEM REQUIREMENTS. All events must be reported into VTIMS (General Motors Vehicle Transportation Information Management System). Events include receipt, dispatch, delivery, and start of storage. Payment for each service is based on event reporting. VTIMS reporting must be completed the day the event occurs. Carrier systems must be able to electronically:

(a)      Receive advance shipping notices (ASN's).
(b)      Record receipt of vehicle and bay locations and communicate event
         (EV4B) to VTIMS.
(c)      Confirm routing based on response from VTIMS to reported EV4B.
(d)      Build loads to conform to operational and quality guidelines.
(e) For rail dispatch (EV42) to VTIMS, report immediately since this generates 858 waybill for the railroad.
(f) For truck dispatch (EV42) to VTIMS, reporting must coincide with the truck leaving the compound.
(g)      Other reporting as required:
         1. Vehicle on hold (EV4D)
         2. Return to plant (EV4P)
         3. Downloading and responding to reconsignments in VTIMS.
(h)      All events must be reported in "real time".
(i) Reporting will be in either LU6.2 system to system protocol or on line in VTIMS via dial-up modem.
(j)      Limited transactions are to be communicated via batch and EDI.

----------
* Deleted per the Company's request for confidential testament and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Exchange Act of 1934.


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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

In the presence of:

Allied Automotive Group                      General Motors Corporation

By: /s/                                      By:  /s/
   -------------------------------               ------------------------------

Title: Senior Vice President Sales           Title: Director, Vehicle Logistics
      ----------------------------

Date:  December 4, 1998                      Date:        12/11/98
      ----------------------------                -----------------------------

Witness:                                     Witness:


/s/                                          /s/
----------------------------------           ----------------------------------



                                      8
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                                   EXHIBIT 1


GM   NAO Logistics                                   General Motors Corporation
(LOGO)
                                                     4th Prior Avenue
                                                     3044 West Grand Boulevard
                                                     Detroit, Michigan 48202

                      ALLIED HOLDINGS INC. CONTRACT OFFER
                              Re: ACD ACQUISITION


Three-year contract; Effective with signing contract, the following provisions will apply:

1. Protects all current U.S. and Canadian business between Ryder and General Motors except

     [* material omitted]

2. Economics of [* material omitted] of current rates on Protected Business except:

     [* material omitted]

3. Economics on [* material omitted] will be to current rates over the 3-year contract.

4.  Western Vehicle Distribution Centers:
     . Protected Business:
     [* material omitted] all with [* material omitted] to
       current rates
     . Unprotected Business
       U.S. Vehicle Distribution Centers of [* material omitted];
       GM will Market Test

5.   [* material omitted]

6.   [* material omitted]

7. Allied agrees to maintain current GM Standards during transition to GM new contract requirements for Quality, Operations, Payment and Technology as provided in all current RFQ's. GM and Allied will establish an implementation plan for transition by location over the 3-year term of contract.

8.  Allied to maintain a Detroit presence with decision making authority.

9. General Motors will work with Allied to use Axis for expansion of business opportunity in North America and Internationally where appropriate.

10. Allied will use its best efforts to source purchases from minority suppliers totaling approximately [* material omitted] annually over the 3-year contract.


   /s/ Michael E. MacDonald                       A. Mitchell Poole, Jr.
 ----------------------------                  ----------------------------
     Michael E. MacDonald                         A. Mitchell Poole, Jr.
Signed: General Motors Corp.                  Signed: Allied Holdings Inc.

----------
* Deleted per the Company's request for confidential testament and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Exchange Act of 1934.

                                   APPENDICES

                          ALLIED RATE RETENTION MATRIX

                              [* material omitted]









----------
* Deleted per the Company's request for confidential testament and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Exchange Act of 1934.